EXHIBIT 2.1


                               PLAN OF COMBINATION

            THIS PLAN OF COMBINATION (the "Plan") is dated as of May 29, 1998, and is by and between CENEX, INC. ("CENEX") and HARVEST STATES COOPERATIVES ("Harvest States"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives".

            WHEREAS, CENEX and Harvest States each is a cooperative association organized under Chapter 308A of Minnesota Statutes (as amended, the "Act"); and

            WHEREAS, the respective Boards of Directors of CENEX and Harvest States and the respective members of CENEX and Harvest States each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by Section 308A.801 of the Act and their respective Articles of Incorporation and Bylaws.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

            SECTION 1. THE COMBINATION. On the Effective Time (as defined in
Section 8), CENEX and Harvest States shall combine through merger (the "Combination") in accordance with the applicable provisions of the Act; and Harvest States, whose name shall change to "Cenex Harvest States Cooperatives" and whose Articles of Incorporation and Bylaws each shall be amended and restated in their entirety as further provided herein, shall be the surviving cooperative and shall continue to exist by virtue of, and shall be governed by, the Act.

            SECTION 2. ARTICLES OF MERGER. On or before the Effective Time, CENEX and Harvest States each shall execute articles of merger (the "Articles of Merger") setting forth the information required by and otherwise in compliance with Section 308A.801 of the Act. The Articles of Merger shall be filed with the Secretary of State of the State of Minnesota or as otherwise required by the Act, and shall provide that the Combination shall become effective on the Effective Time.

            SECTION 3. EFFECT OF COMBINATION. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members: (a) Cenex Harvest States Cooperatives, as the surviving cooperative in the Combination, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Act; (b) Cenex Harvest States Cooperatives, as the surviving cooperative in the Combination, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choses in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in Cenex Harvest States Cooperatives, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the Combination; (c) Cenex Harvest States Cooperatives shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding

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pending by or against one of the Constituent Cooperatives may be prosecuted as if the Combination had not taken place or Cenex Harvest States Cooperatives may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the Combination; and (e) the Combination shall have any other effect set forth in the Act and the transaction agreement dated January 29, 1998, by and between CENEX and Harvest States (the "Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of the Act.

            SECTION 4. ARTICLES OF INCORPORATION; BYLAWS. From and after the Effective Time, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, (a) the name of Harvest States, as the surviving cooperative in the Combination, shall be changed to "Cenex Harvest States Cooperatives" and (b) the Articles of Incorporation of Cenex Harvest States Cooperatives, as the surviving cooperative in the Combination, shall be amended and restated in their entirety to read as set forth in Exhibit 1 attached hereto and made a part hereof (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of Cenex Harvest States Cooperatives, as the surviving cooperative in the Combination, shall be amended and restated in their entirety to read as set forth in Exhibit B attached to the Transaction Agreement (the "Surviving Entity Bylaws"), and a copy of which was provided to the respective members of each Constituent Cooperative in connection with their consideration of the Combination.

            SECTION 5. BOARD OF DIRECTORS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director of one of the Constituent Cooperatives immediately prior to the Effective Time shall become a director of Cenex Harvest States Cooperatives, as the surviving cooperative in the Combination, to serve in accordance with the Surviving Entity Bylaws.

            SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of CENEX and Harvest States (all such interests referred to herein as "CENEX Equity Interests" or "Harvest States Equity Interests", respectively), and membership interests in CENEX and Harvest States, for equal Equity Interests and membership interests in Cenex Harvest States Cooperatives, shall be as follows:

                        (a) EXCHANGE AND CONTINUATION OF CENEX MEMBERSHIPS. As
            of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each holder of common stock of CENEX shall become and be a member of Cenex Harvest States Cooperatives, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

                        (b) CONTINUATION OF HARVEST STATES MEMBERSHIPS. As of
            the Effective Time, without any further action by the Constituent Cooperatives or any of their

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            respective members, each member of Harvest States shall be and continue as a member of Cenex Harvest States Cooperatives, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

                        (c) EXCHANGE AND CONTINUATION OF CENEX EQUITY INTERESTS.
            As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, all Equity Interests standing on the books of CENEX immediately prior to the Effective Time shall be determined and exchanged for equal Equity Interests in Cenex Harvest States Cooperatives AT ITS STATED DOLLAR AMOUNT ON A DOLLAR-FOR-DOLLAR BASIS, including as follows:

                                    (i) Common Stock. Each share of common stock
                        of CENEX issued and outstanding or otherwise standing on the books of CENEX immediately prior to the Effective Time shall be exchanged for one (1) Capital Equity Certificate of Cenex Harvest States Cooperatives in a face amount of $25.00, and in such denominations or other designations or series so as to preserve the year of issue (as Cenex Harvest States Cooperatives deems necessary) and other terms and conditions of the original issuance.

                                    (ii) Preferred Stock. Each whole share or
                        fractional share of preferred stock of CENEX issued and outstanding or otherwise standing on the books of CENEX immediately prior to the Effective Time shall be exchanged for a Capital Equity Certificate of Cenex Harvest States Cooperatives in a face amount of $25.00 or fractional amount thereof to reflect the stated dollar amount on a dollar-for-dollar basis exchange of such interest, and in such denominations or other designations or series so as to preserve the year of issue (as Cenex Harvest States Cooperatives deems necessary) and other terms and conditions of the original issuance.

                                    (iii) Patronage Equity Interests. All
                        patronage refunds and any other allocated or to be allocated equity interests (including all entitlements to patronage refunds) standing on the books of CENEX immediately prior to the Effective Time which are not otherwise evidenced by preferred stock shall be exchanged for equal patronage refunds, allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal equity interests on the books of Cenex Harvest States Cooperatives, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as Cenex Harvest States Cooperatives deems necessary) and other terms and conditions of the original issuance.

                                    (iv) Deferred Patronage and Unallocated
                        Reserve. All deferred patronage (not exchanged above), unallocated reserves, and any other unallocated equity interests standing on the books of CENEX immediately prior to the Effective Time shall be exchanged and credited for equal

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                        deferred patronage, unallocated reserves or other equal
                        unallocated equity interests on the books of Cenex Harvest States Cooperatives, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (if applicable and as Cenex Harvest States Cooperatives deems necessary) and other terms and conditions of the original issuance (if applicable).

                                    (v) Net Effect. The net effect of the
                        exchange of CENEX Equity Interests for equal Equity Interests in Cenex Harvest States Cooperatives shall be that the holders of CENEX Equity Interests standing on the books of CENEX immediately prior to the Effective Time shall hold and will have equal Equity Interests in Cenex Harvest States Cooperatives immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary) and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated Equity Interests of CENEX, as standing on its books immediately prior to the Effective Time, shall be exchanged and credited for an equal Equity Interest in Cenex Harvest States Cooperatives immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences; provided, however, that, notwithstanding the foregoing, the Equity Interests in CENEX that are held by Harvest States immediately prior to the Effective Time shall be treated in accordance with generally accepted accounting principles.

                        (d) CONTINUATION OF HARVEST STATES EQUITY INTERESTS. As
            of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, all Equity Interests standing on the books of Harvest States immediately prior to the Effective Time shall be determined and continued as equal Equity Interests in Cenex Harvest States Cooperatives AT ITS STATED DOLLAR AMOUNT ON A DOLLAR-FOR-DOLLAR BASIS, including as follows:

                                    (i) Equity Participation Units. Each Equity
                        Participation Unit of Harvest States issued and outstanding or otherwise standing on the books of Harvest States immediately prior to the Effective Time, including without limitation all Wheat Milling EPUs and all Oilseed Processing & Refining EPUs, shall continue to be issued and outstanding Equity Participation Units of Cenex Harvest States Cooperatives, at their stated dollar amount on a dollar-for-dollar basis, along with the other terms and conditions of the original issuance.

                                    (ii) Patronage Equity Interests. All
                        patronage certificates and any other allocated or to be allocated patronage equity interests (including all entitlements to patronage refunds) standing on the books of Harvest States immediately prior to the Effective Time, including without limitation all Capital Equity Certificates, Certificates of Indebtedness, and Preferred Capital Certificates, shall continue to be equal patronage certificates, allocated or to be allocated patronage equity interests, entitlements to

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                        patronage refunds, or other equal patronage equity
                        interests on the books of Cenex Harvest States Cooperatives, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as Cenex Harvest States Cooperatives deems necessary) and other terms and conditions of the original issuance.

                                    (iii) Nonpatronage Equity Interests. All
                        nonpatronage certificates and any other allocated or to be allocated nonpatronage equity interests (including all entitlements to nonpatronage refunds) standing on the books of Harvest States immediately prior to the Effective Time, including without limitation all Non-Patronage Earnings Certificates, shall continue to be equal nonpatronage certificates, allocated or to be allocated nonpatronage equity interests, entitlements to nonpatronage refunds, or other equal nonpatronage equity interests on the books of Cenex Harvest States Cooperatives, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as Cenex Harvest States Cooperatives deems necessary) and other terms and conditions of the original issuance.

                                    (iv) Patronage Payable and Capital Reserve.
                        All patronage payable (not continued above), capital reserve and any other unallocated equity interests standing on the books of Harvest States immediately prior to the Effective Time shall continue to be equal patronage payable, capital reserve or other equal allocated or unallocated equity interests on the books of Cenex Harvest States Cooperatives at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (if applicable and as Cenex Harvest States Cooperatives deems necessary) and other terms and conditions of the original issuance (if applicable).

                                    (v) Net Effect. The net effect of the
                        continuation of Harvest States Equity Interests as equal Equity Interests in Cenex Harvest States Cooperatives shall be that the holders of Harvest States Equity Interests standing on the books of Harvest States immediately prior to the Effective Time shall hold and will continue to have the same and equal Equity Interests in Cenex Harvest States Cooperatives immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary) and other rights and preferences, and that the patronage payable, capital reserve and other unallocated Equity Interests of Harvest States, standing on its books immediately prior to the Effective Time, shall continue to be the same identical and equal Equity Interest in Cenex Harvest States Cooperatives immediately following the Effective Time, in terms of the stated dollar amount on a dollar-for-dollar basis, and other rights and

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                        preferences; provided, however, that, notwithstanding
                        the foregoing, the Equity Interests in Harvest States that are held by CENEX immediately prior to the Effective Time shall be treated in accordance with generally accepted accounting principles.

                        (e) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN.
            Membership in Cenex Harvest States Cooperatives and all Equity Interests in Cenex Harvest States Cooperatives issued or credited in exchange for CENEX Equity Interests and continued and credited with respect to Harvest States Equity as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

                        (f) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder
            of CENEX Equity Interests and each holder of Harvest States Equity Interests shall take such action or cause to be taken such action as Cenex Harvest States Cooperatives may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

            SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by Cenex Harvest States Cooperatives, or its successors or assigns, CENEX shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Cenex Harvest States Cooperatives, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Cenex Harvest States Cooperatives, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If Cenex Harvest States Cooperatives shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of CENEX or Harvest States vested in Cenex Harvest States Cooperatives pursuant to this Plan, the officers of Cenex Harvest States Cooperatives, or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each CENEX and Harvest States (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each CENEX and Harvest States, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

            SECTION 8. EFFECTIVE DATE. The Combination shall become effective at 12:01 a.m. central time on June 1, 1998 (the "Effective Time").

            SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Minnesota.

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            IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of CENEX and Harvest States, as of the date first set forth above.

CENEX, INC.                                 HARVEST STATES COOPERATIVES


By     s/Elroy Webster                      By     s/Gerald Kuster
    ---------------------------------           --------------------------------
Its    Chairman of the Board                Its    Chairman of the Board
    ---------------------------------           --------------------------------